THIS SECURED PROMISSORY NOTE (this “Note”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

SECURED PROMISSORY NOTE

$2,500,000.00	May 31, 2017

FOR VALUE RECEIVED, the undersigned, Royal Energy Resources, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of Cedarview Opportunities Master Fund, L.P., a Delaware limited partnership (the “Payee”), the principal sum of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS AND ZERO CENTS ($2,500,000.00), on the terms set forth herein. The Maker shall also pay interest at the Interest Rate (defined below) (a) from the date hereof until paid in full, on the unpaid principal balance hereof, and (b) from the date due until paid in full, on the accrued interest hereon and all other amounts owing hereunder. “Interest Rate” means a rate of fourteen percent (14.00%) per annum, based on a 365/366-day year and actual days elapsed; provided, however, that if any amount on this Note is not paid when due, the Interest Rate shall increase by three percent (3.00%) per annum (to a total of seventeen percent (17.00%) per annum) until such amount is paid (“Default Interest Rate”). Principal and interest on this Note shall be due and payable as follows:

a.	All accrued interest on this Note shall be payable in arrears on August 31, November 30, February 28 and May 31 of each year prior to the maturity date of this Note;

b.	This Note shall mature on May 31, 2019, on which date all principal and accrued interest on this Note shall be due and payable in full.

All payments shall be credited first, to amounts due hereunder other than principal and interest, second, to accrued interest hereon and then to principal hereof. Any payment that is due on a day that is not a Business Day shall instead be due on the next-succeeding business day on which banks are not so required or authorized to close

The Maker may not prepay any part of the principal of this Note before May 31, 2018 without the prior written consent of the Payee. After May 31, 2018, the Maker may prepay the outstanding principal balance of, and accrued and unpaid interest on, this Note, in whole or in part, at any time and from time to time, provided that the Maker shall pay a prepayment penalty in the amount of one percent (1%) of the principal amount of this Note that is prepaid. Any such prepayment shall be made together with payment of interest accrued on the amount of principal being prepaid through the date of such prepayment. If all or any portion of this Note is paid or prepaid, then the amount so repaid may not be re-borrowed.

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As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a second Person if such first Person possesses, directly or indirectly, the power (i) to vote five percent (5%) or more of the securities having ordinary voting power for the election of directors or managers of such second Person or (ii) to direct or cause the direction of the management and policies of such second Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

“Closing Date” means the date of this Note.

“Common Unit” has the meaning set forth in the Rhino Partnership Agreement as in effect on the Closing Date.

“Escrow Agreement” means that Escrow Agreement between the Borrower, the Maker and Davis Gillett Mottern & Sims, LLC executed in connection with the escrow of $350,000 from the proceeds of this Note.

“Indebtedness” means: (a) all indebtedness of the Maker for the repayment of borrowed money, whether or not represented by bonds, debentures, notes or similar instruments, together with all accrued and unpaid interest thereon; (b) all other indebtedness of the Maker evidenced by bonds, debentures, notes, guarantees or similar instruments, including all accrued and unpaid interest thereon; and (c) all obligations of the Maker as lessee or lessees under leases that have been recorded by the Maker as capital leases in accordance with U.S. generally accepted accounting principles. For the avoidance of doubt trade payables and accrued compensation and expenses, in each case incurred in the ordinary course of business, shall not constitute Indebtedness.

“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement including, without limitation the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

“Loan Documents” means, collectively, this Note, the Security Agreement, each Securities Account Control Agreement (as defined in the Security Agreement) and each other agreement, document or instrument delivered in connection herewith or therewith.

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“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, central bank, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

“Rhino” means Rhino Resource Partners LP, a Delaware limited partnership.

“Rhino Partnership Agreement” means the Fourth Amended and Restated Partnership Agreement of Limited Partnership of Rhino Resource Partners LP.

“Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, made by the Maker in favor of the Payee and accepted by the Payee.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

The following are events of default under this Note (each, an “Event of Default”):

(i)       The Maker shall fail to make when due any payment of principal, interest or other amount under this Note.

(ii)       Any representation or warranty made by the Maker herein, in any other Loan Documents or in any other agreement, document, instrument or certificate furnished by the Maker to Payee proves untrue as of the date hereof or omits any statement necessary to make the statements contained therein, in light of the circumstances under which they were made, not false or misleading.

(iii)       (A) The Maker shall commence a voluntary case concerning itself under the Bankruptcy Code; (B) an involuntary case is commenced against the Maker and the petition is not contested within fifteen (15) days, or is not dismissed or stayed within sixty (60) days, after commencement of the case; (C) a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Maker or the Maker commences any other proceedings under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker or there is commenced against the Maker any such proceeding which remains undismissed and unstayed for a period of sixty (60) days; (D) any order of relief or other order approving any such case or proceeding is entered; (E) the Maker is adjudicated insolvent or bankrupt; (F) the Maker suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged and unstayed for a period of thirty (30) days; (G) the Maker makes a general assignment for the benefit of creditors; (H) the Maker shall by any act or failure to act consent to, approve of or acquiesce in any of the foregoing; or (I) any corporate action is taken by the Maker for the purpose of effecting any of the foregoing.

(iv)       Any judgment, writ or warrant of attachment or of any similar post-judgment process in an amount in excess of Two Hundred Fifty Thousand and no/100 Dollars ($250,000) shall be entered or filed against the Maker or against any of its properties or assets and remain unsatisfied and unstayed for a period of thirty (30) days;

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(v)       The Maker dissolves, liquidates or otherwise ceases to actively conduct business or takes corporate action authorizing any of the foregoing.

(vi)       The Maker shall fail in any material respect to comply with any law, rule, regulation or order to which it or its assets are subject if such failure to comply is reasonably likely to have a material adverse effect on the ability of the Maker to repay this Note.

(vii)       The Maker shall fail to comply with any covenant contained in the Security Agreement or in any other Loan Document.

(viii)       The Maker shall fail to comply with any covenant or condition in the Escrow Agreement or any other Loan Document.

Within five (5) business days of receiving knowledge of any condition, event or act that would, or with the giving of notice or lapse of time would, constitute any Event of Default, the Maker shall give written notice thereof to the Payee.

Upon the occurrence of any Event of Default, then, and in any such event, the Maker shall be liable for and shall owe and be indebted in the amount of One Hundred Ten (110%) of the initial Principal Amount under this Note, together with all accrued and unpaid interest at the Interest Rate and the Default Interest Rate, as applicable (the “Default Amount Due”), and the Payee may, by notice to the Maker, declare this Note, the Default Amount Due, and all other amounts payable hereunder to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Maker; provided that if any Event of Default under sub-paragraph (iv) above occurs, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Maker.

No right or remedy herein conferred upon or reserved to the Payee is intended to be exclusive of any other right or remedy available with respect hereto or to a default hereunder. Every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. No assertion or employment of any right or remedy hereunder shall prevent the concurrent assertion or employment of any other right or remedy. No delay by the Payee in exercising or omission of the Payee to exercise any right or remedy accruing hereunder shall constitute a waiver of any such right or remedy or acquiescence in any default. Every such right or remedy may be exercised from time to time, as often as may be expedient, by the Payee.

No failure on the part of the Payee to exercise, and no delay in exercising, any right hereunder or under this Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

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The Maker represents and warrants to the Payee as follows:

(i)       The Maker is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite power and authority to own or use its properties and assets and to carry on its business operations as now conducted and as currently proposed to be conducted.

(ii)       The Maker has all power and authority to enter into this Note, and that this Note and the transactions contemplated herein have been authorized by all action required under its certificate of incorporation, by-laws or otherwise under any agreement, document or applicable law. Neither the execution and delivery by the Maker of this Note nor the consummation or performance by the Maker of the transactions contemplated by this Note to be consummated or performed by it (i) results or will result in any violation of the certificate of incorporation or by-laws of the Maker or other organizational or governing documents of the Maker; or (ii) violates or conflicts with, or constitutes a breach of any of the terms or provisions of or a default under, or results in the creation or imposition of any lien upon any property or asset of the Maker, the trigger of any charge, payment or requirement of consent, or the acceleration or increase of the maturity of any payment date under: (A) any contract or (B) any applicable law or order to which the Maker or any of their respective properties is subject.

(iii)       Except as incurred hereunder, or as set forth in Schedule A hereto, the Maker has incurred no Indebtedness.

While this Note remains outstanding, the Maker covenants to the Payee as follows:

(i)	The Maker will apply the proceeds of this Note to the uses described on Schedule B and for no other purposes.

(ii)	Except for this Note, and except for loans from Affiliates and loans from third parties in the form of convertible notes, the Maker will not, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of any Indebtedness or indebtedness of any other person or entity; provided that in all events all indebtedness for loans from Affiliates and loans from third parties or any other person shall be expressly subordinate to the Note and all other amounts due and owing under any of the Loan Documents.

(iii)	The Maker will not, directly or indirectly, (i) declare or pay any dividend or make any distribution to Maker’s shareholders; (ii) purchase, redeem or otherwise acquire or retire for value any of the Maker’s stock; or (iii) make any payment (whether for principal, premium, if any, or interest) on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Maker.

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(iv)	The Maker will not, in a single transaction or series of related transactions, consolidate or merge with or into any entity, or sell, assign, transfer, lease, convey, encumber or otherwise dispose of any of its assets other than inventory or obsolete or worn-out equipment sold in the ordinary course of the Maker’s business, to any person or entity.

(v)	The Maker shall not, after the date hereof, create, incur, assume or suffer to exist any Lien on any of its properties of any character (real, personal or other) (including without limitation accounts) whether now owned or hereafter acquired which serve as collateral for this Note.

The Maker shall cause a Form 1099-INT to be issued to the Payee with respect to the interest paid under this Note during the tax year ended December 31, 2017 on or before January 31, 2017 and by each January 31 for each December 31 thereafter.

The Payee shall deliver a duly executed IRS Form W-9 to the Maker concurrently with the delivery by the Maker to Payee of this Note.

From the date of this Note until this Note is paid in full, the Payee shall not effect Short Sales of the Common Units.

In consideration for the Payee’s agreement to make the loan evidenced by this Note, the Maker hereby transfers, assigns and conveys to the Payee 25,000 Common Units of Rhino. The Payee acknowledges that such Common Units are issued in book entry form by Computershare, Inc., the transfer agent and registrar of the Common Units. The Maker agrees to execute such documents that are normally and customarily required by Computershare, Inc. to transfer such Common Units to the Payee in book entry form, which Common Units shall and bear a restrictive legend in accordance with Rule 502(d)(3) under the Securities Act of 1933.

This Note shall be construed in accordance with and governed by the laws of the State of New York. The Maker: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Note will be instituted exclusively in state or Federal courts located in New York County in the State of New York; (ii) waives any objection that it may have with respect to venue or forum non conveniens in any such suit, action or proceeding; and (iii) irrevocably consents to the jurisdiction of the state and Federal courts located in New York County in the State of New York in any such suit, action or proceeding. Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon such party mailed by certified mail to such party’s address will be deemed in every respect effective service of process upon such party in any such suit, action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Payee may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

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THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE.

The Maker agrees to indemnify and hold harmless the Payee and its partners, affiliates, employees and agents, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, costs, suits and expenses of any kind or nature arising from breaches of the Maker’s representations and warranties set forth herein and arising from claims by parties other than the Payee and its affiliates regarding the transaction contemplated herein or the actual or proposed execution, delivery, enforcement and performance of the agreements referred to herein and any agreements executed in connection herewith or therewith.

The Payee may sell, assign or otherwise transfer, or sell participations in, this Note, in whole or in part, upon written notice to the Maker. On request by the Payee in connection with any such transfer, the Payee will, against the return of this Note, issue a new Note or Notes to the respective persons entitled thereto, in substantially the form of this Note but in the name of such persons.

Time is of the essence in the performance of the Maker’s obligations under this Note.

All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand, mailed by registered or certified mail (return receipt requested), sent by electronic mail or sent by Federal Express or other recognized overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to the Maker:	Royal Energy Resources, Inc.
56 Broad Street, Suite 2
Charleston, SC 29401
Email: williamtuorto@royalenergy.us
Attention: William L. Tuorto

with a copy to:

Davis Gillett Mottern & Sims, LLC
1230 Peachtree Street, NE, Suite 2445
Atlanta, Georgia 30309
Email: bmottern@investmentlawgroup.com
Attention: Robert J. Mottern

If to the Payee:	Cedarview Opportunities Master Fund, L.P.
One Penn Plaza, 45th Floor
New York, New York 10119
Email:bweinstein@cedarviewcapital.com
Attention: Burton Weinstein

with a copy to:
The Law Office of Mark R. Kook
270 Madison Avenue, Suite 1203
New York, NY 10016
Email: mkook@kooklaw.com
Attention: Mark R. Kook

This Note embodies the entire agreement of the Maker and the Payee with respect to the subject matter hereof and supersedes all prior agreements and understandings with respect to such subject matter.

The Maker hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including all attorneys’ fees and out-of-pocket legal expenses, incurred by the Payee in endeavoring to collect any amounts payable hereunder that are not paid when due, whether by declaration or otherwise. The Maker hereby agrees to indemnify and hold harmless the Payee from any and all claims, actions, causes of action, demands, losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses), asserted against, resulting to, imposed upon, or incurred by the Payee, directly or indirectly, by reason of or resulting from this Note other than any such claims arising as a result of the Payee’s gross negligence or willful misconduct.

Notwithstanding anything to the contrary contained in this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note.

The terms and conditions of this Note shall not be amended, changed, terminated or waived except by a writing duly executed by the Payee and the Maker.

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[Remainder of this Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned, by its duly authorized and acting officers below, has executed this Note as of the date first set forth above.

ROYAL ENERGY RESOURCES, INC.

By:

Name:

Title:

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Schedule A

Maker Indebtedness

1.	Promissory note dated March 21, 2016 in the original principal amount of $7,000,000, with a current principal balance of $2,000,000, payable to Rhino Resource Partners, L.P. on December 31, 2018.

2.	Secured Promissory Note dated September 30, 2016 in the original principal amount of $2,000,000, payable to Rhino Resource Partners, L.P. (as assignee from Weston Energy, LLC) on December 31, 2018.

3.	Demand note dated March 6, 2015 payable to E-Starts Money Co. in the original principal amount of $203,593.

4.	Demand note dated June 11, 2015 payable to E-Starts Money Co. in the original principal amount of $200,000.

5.	Demand note dated September 22, 2016 payable to E-Starts Money Co. in the original principal amount of $50,000.

6.	Demand note dated December 8, 2016 payable to E-Starts Money Co. in the original principal amount of $50,000.

7.	Demand note dated March 3, 2017 payable to E-Starts Money Co. in the original principal amount of $50,000.

8.	Demand note dated March 16, 2017 payable to E-Starts Money Co. in the original principal amount of $25,000.

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Schedule B

Use of Proceeds

The proceeds will be used as follows:

1)	$350,000, representing one year of interest, will be escrowed;

2)	All principal and accrued interest on the loans from E-Starts Money Co. will be paid in full;

3)	Used to pay officer salaries, legal and auditing expenses;

4)	Costs associated with potential acquisitions of mineral resource companies, including legal and engineering due diligence, deposits, and down payments.

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